Exhibit 3.1 -- Articles of Incorporation

Document Number

20130120034-36

Filing Date and Time

02/22/2013 1:21PM

Entity Number

E0093122013-4

Filed in the

office of

/s/ Ross Miller

Ross Miller

Secretary of State

ROSS MILLER

Secretary of State

/State Seal/ 101 North Carson Street, Suite 3

Carson City, Nevada 89701-4299

(775) 684 5708

Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

1. Name of corporation:

PowerMedChairs

2. Registered Agent for Service of Process:

[X] Commercial Registered Agent: Eastbiz.com, Inc.

[ ] Noncommercial Registered Agent OR [ ] Office or Position with Entity

3. Authorized Stock:

Number of shares with par value: 200,000,000

Par value per share: $0.0010

Number of shares without par value: 0

4. Names and Addresses of the Board of Directors/Trustees:

1) Anton Yeranossian

Name

8221 E. Washington St. Chagrin Falls OH 44023

Address City State Zip Code

5. Purpose: The purpose of the corporation shall be: Any legal purpose.

6. Name, Address and Signature of Incorporator:

Anton Yeranossian X /s/ Anton Yeranossian

Name Incorporator Signature

8221 E. Washington St. Chagrin Falls OH 44023

Address City State Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X /s/ Eastbiz.com, Inc. 2/22/13

Date

This form must be accompanied by the appropriate fees.